Exhibit 99.3

Calidi Biotherapeutics Announces Pricing of $4.25 Million Public Offering of Common Stock

SAN DIEGO, January 10, 2025 – Calidi Biotherapeutics, Inc. (NYSE AMERICAN: CLDI) (“Calidi” or the “Company”), a clinical-stage biotechnology company developing a new generation of targeted immunotherapies, today announced that it priced its public offering of 5,000,000 shares of common stock at a price of $0.85 per share.

The closing of the offering is expected to occur on or about January 10, 2025, subject to satisfaction of customary closing conditions.

Ladenburg Thalmann & Co. Inc. is acting as exclusive placement agent for the offering.

The gross proceeds to Calidi from the offering, before deducting the placement agent fees and other offering expenses payable by the Company, are expected to be approximately $4.25 million. Calidi intends to use the net proceeds from the offering for working capital and for general corporate purposes.

The securities described above are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-282456), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on October 10, 2024. The offering will be made only by means of a written prospectus. A final prospectus supplement and accompanying prospectus describing the terms of the offering will be filed with the SEC on its website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may also be obtained by contacting Ladenburg Thalmann & Co. Inc., Prospectus Department, 640 Fifth Avenue, 4th Floor, New York, New York 10019 or by email at prospectus@ladenburg.com, once available.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described therein, nor shall there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Calidi Biotherapeutics

Calidi Biotherapeutics (NYSE American: CLDI) is a clinical-stage immuno-oncology company with proprietary technology designed to arm the immune system to fight cancer. Calidi’s novel stem cell-based platforms are utilizing potent allogeneic stem cells capable of carrying payloads of oncolytic viruses for use in multiple oncology indications, including high-grade gliomas and solid tumors. Calidi’s clinical stage off-the-shelf, universal cell-based delivery platforms are designed to protect, amplify, and potentiate oncolytic viruses leading to enhanced efficacy and improved patient safety. Calidi’s preclinical off-the-shelf enveloped virotherapies are designed to target disseminated solid tumors. This dual approach can potentially treat, or even prevent, metastatic disease. Calidi Biotherapeutics is headquartered in San Diego, California. For more information, please visit www.calidibio.com.

Forward-Looking Statements

This press release may contain forward-looking statements for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Terms such as “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “towards,” “would” as well as similar terms, are forward-looking in nature, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements concerning upcoming key milestones (including the reporting of interim clinical results and the dosing of patients), planned clinical trials, and statements relating to the safety and efficacy of Calidi’s therapeutic candidates in development. Any forward-looking statements contained in this discussion are based on Calidi’s current expectations and beliefs concerning future developments and their potential effects and are subject to multiple risks and uncertainties that could cause actual results to differ materially and adversely from those set forth or implied in such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that Calidi is not able to raise sufficient capital to support its current and anticipated clinical trials, the risk that early results of clinical trials do not necessarily predict final results and that one or more of the clinical outcomes may materially change following more comprehensive review of the data, and as more patient data becomes available, the risk that Calidi may not receive FDA approval for some or all of its therapeutic candidates. Other risks and uncertainties are set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Registration Statements filed with the SEC on (i) Form S-4 filed on August 2, 2023 and the corresponding prospectus filed on August 4, 2023, and (ii) on Form S-1 filed on April 15, 2024, and the Company’s periodic reports filed with the SEC on (i) Form 10-K filed on March 15, 2024, (ii) Form 10-Q filed on May 14, 2024, (iii) Form 10-Q filed on August 13, 2024, and (iv) Form 10-Q filed on November 12, 2024. These reports may be amended or supplemented by other reports we file with the SEC from time to time.

For Investors:

Dave Gentry, CEO
RedChip Companies, Inc.
1-407-644-4256
CLDI@redchip.com

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